Exhibit 99.1

For Immediate Release

First Capital Bancorp, Inc.

Prices Common Stock Offering

June 14, 2007, Glen Allen, Virginia. First Capital Bancorp, Inc. (NASDAQ: FCVA), a bank holding company, announced today the pricing of a public offering of 1,020,000 shares of its common stock at $15.75 per share. The transaction is scheduled to close on June 19, 2007. An additional 153,000 shares of common stock may be issued upon exercise of an option granted to the underwriters to cover over-allotments.

The lead underwriter and sole book-running manager for the offering is Davenport & Company LLC with Anderson & Strudwick, Inc. acting as a co-manager. Copies of the prospectus relating to this offering may be obtained by contacting Gary S. Penrose, at Davenport & Company LLC, One James Center, 901 East Cary Street, Richmond, Virginia 23219.

First Capital Bancorp, Inc is headquartered in Glen Allen, Virginia, and has one wholly-owned subsidiary, First Capital Bank. First Capital Bank operates six full service branches throughout the greater Richmond metropolitan area.

Contact:	Robert G. Watts, Jr., President & CEO (804) 273-1160
William W. Ranson, SVP & CFO (804) 273-1160